PROGRAMMER'S PARADISE, INC.
1157 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2004

To our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders ("the Meeting") of Programmer's Paradise, Inc. (the "Company") will be held at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York, on June 10, 2004 at 10:00 AM, local time, for the following purposes:
1.
To elect a Board of six Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;
2.
To consider and take action upon such other matters as may properly come before the Meeting and any adjournment or postponement thereof.

The close of business on April 26, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. Commencing 10 days prior to the Meeting, a complete list of stockholders will be open to the examination of any stockholder for any purpose germane to the Meeting, during ordinary business hours, at the Company's headquarters, 1157 Shrewsbury Avenue, Shrewsbury, New Jersey. The transfer books of the Company will not be closed.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested to fill in, sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is enclosed herewith.
By Order of the Board of Directors,

William H. Willett,
Chairman and Chief Executive Officer

April 29, 2004

PROGRAMMER'S PARADISE, INC.
1157 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Programmer's Paradise, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders ("the Meeting") to be held at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York, on June 10, 2004 at 10:00 AM, local time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company at the above-stated address or by giving a later dated proxy. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the stockholder votes by ballot at the Meeting.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is April 29, 2004.

VOTING SECURITIES

Only holders of shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), of record at the close of business on April 26, 2004 are entitled to vote at the Meeting. On April 26, 2004 (the "Record Date"), 3,822,785 shares of Common Stock were issued and outstanding. In addition, on that date, 1,461,715 shares were held in Treasury by the Company and deemed issued but not outstanding. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding Common Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to elect the nominees for election as Directors. Accordingly, shares not voted in the election of Directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for Director. For all other matters, if any, submitted to stockholders at the Meeting, if a quorum is present, the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

If the enclosed proxy is properly executed and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of each of the nominees set forth under the caption "Election of Directors" and in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Meeting.

Your vote is important. Accordingly, you are urged to fill in, sign, date and return the accompanying proxy card whether or not you plan to attend the Meeting. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 15, 2004 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock of the Company, (ii) the Directors and executive officers of the Company and (iii) all Directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.
Name	Number of shares beneficially owned	Percent
Mark T. Boyer (1)	896,424	23.4%
William H. Willett (2)	244,908	6.1%
Edwin Morgens (3)	190,421	4.9%
Jeffrey Largiader (4)	72,500	1.9%
F. Duffield Meyercord (5)	48,375	1.3%
Allan D. Weingarten (5)	39,125	1.0%
Dan Jamieson (6)	20,000	*
Vito Legrottaglie (6)	20,000	*
James W. Sight (7)	169	*
Simon F. Nynens	0	*
All Directors and executive officers as a group (10 persons) (8)	1,531,922	36.0%
ROI Capital Management, Inc. (9)	806,900	21.1%
Dimensional Fund Advisors, Inc. (10)	282,500	7.4%

*     Less than 1%.

To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has "beneficial ownership" with respect to the shares set forth opposite such person's name. Unless otherwise noted below, the information as to beneficial ownership is based upon statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the Securities and Exchange Commission, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

The address for each Director and executive officer of the Company is c/o Programmer's Paradise, 1157 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

(1)

Beneficial ownership information is based upon information provided by ROI Capital Management, Inc. and Mr. Boyer. By virtue of Mr. Boyer's ownership interest in ROI Capital Management, Mr. Boyer may be deemed to beneficially own the 806,900 shares beneficially owned by ROI Capital Management. See footnote 9 below. Mr. Boyer beneficially owns directly 78,200 shares. Includes 11,324 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2004.

(2)	Includes 218,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2004.
(3)

Includes 36,439 shares of Common Stock held by a trust for the benefit of Mr. Morgens' daughter, with respect to which Mr. Morgens disclaims beneficial ownership. Includes 37,125 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2004.

(4)	Includes 55,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2004.
(5)	Includes 37,125 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2004.
(6)	Includes 20,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2004.
(7)	Includes 169 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2004.
(8)	Includes 436,618 shares of common stock that may be acquired upon the exercise of options within 60 days of April 15, 2004.
(9)

The address for ROI Capital Management, Inc. is 300 Drakes Landing Road, Suite 175, Greenbrae, CA 94904. Beneficial ownership information is based upon information set forth in ROI Capital Management's Schedule 13G/A filed on February 3, 2004.

(10)

The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Beneficial ownership information is based upon information set forth in Dimensional Fund Advisors' Schedule 13G/A filed on February 6, 2004.

ELECTION OF DIRECTORS

At the Meeting, six Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying proxy will be voted for the election as Directors of the nominees listed below, all of whom are currently Directors of the Company, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

Set forth below is certain information, as of April 15, 2004, with respect to each nominee:

Name	Age	Principal Occupation	Director Since
William H. Willett	67

Mr. Willett has served as a Director of the Company since December 1996. In July 1998, Mr. Willett was appointed to the position of Chairman, President and Chief Executive Officer. Prior to joining the Company and since 1994, Mr. Willett was the President and Chief Operating Officer of Colorado Prime Foods, located in New York.

			December 1996
F. Duffield Meyercord	57

Mr. Meyercord has served as a Director of the Company since December 1991. Mr. Meyercord is a Managing Partner and a Director of Carl Marks Consulting Group, LLC in New York. He is also the Managing Director and founder of Meyercord Advisors, Inc. and a partner and founder of Venturtech Management Inc., an affiliate of the Venturtech Group, both of which are management consulting firms. Mr. Meyercord currently serves as a Director of the Peapack Gladstone Bank.

			December 1991
Edwin H. Morgens	62

Mr. Morgens was a founder of the Company and has served as a Director of the Company since May 1982. Mr. Morgens is and has been the Chairman and co-founder of Morgens, Waterfall, Vintiadis & Co. Inc., an investment firm in New York, New York since 1968. Mr. Morgens currently serves as a Director of TransMontaigne Oil Company.

		May 1982
Allan D. Weingarten	66

Mr. Weingarten has served as a Director of the Company since April 1997. Until December 2003, Mr. Weingarten was the Senior Vice President and Treasurer of U.S. Industries, Inc. Mr. Weingarten also currently serves as a Director of AXS-One, Inc. Prior to this Mr. Weingarten was a business consultant.

		April 1997
James W. Sight	48

Mr. Sight was appointed to the Board in April 2001. Mr. Sight currently serves as a Director of one other public company: Westmoreland Coal Company. Prior to this Mr. Sight was a Director for US Home Corp. and Nevada Chemical until he retired from these Boards in 2000 and 2001, respectively.

		April 2001
Mark T. Boyer	46

Mr. Boyer was appointed to the Board in April 2001. Mr. Boyer is and has been the President and a Director of ROI Capital Management in Greenbrae, CA since 1992. Prior to that Mr. Boyer was general partner and portfolio manager with Volpe, Welty & Company, in San Francisco, CA.

		April 2001

All Directors hold office until the next annual meeting of stockholders and until their successors are duly elected. Officers are elected to serve, subject to the discretion of the Board of Directors. There are no family relationships among any of the Directors or executive officers of the Company.

The Board of Directors held seven meetings during the last fiscal year. None of the Directors who were in office in the year 2003 attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member, held in 2003 during the period in which he was a Director or a committee member, as applicable. The Compensation Committee, presently consisting of Messrs. Meyercord, Weingarten and Morgens, reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company's employees, Directors and consultants. The Compensation Committee held two meetings during the last fiscal year.

The Audit Committee, consisting of Messrs. Meyercord, Weingarten and Morgens, meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. All of the members of the Audit Committee are "independent" for purposes of the National Association of Securities Dealers' listing standards. The Audit Committee held four meetings during the last fiscal year. There is no nominating committee of the Board of Directors.

Effective October 1, 2004, each outside director (i.e., non-employee) receives $2,000 per quarter for serving on the Board, an additional $1,000 per meeting, $1,000 per audit committee meeting and $500 per compensation committee meeting as well as reimbursement for reasonable expenses incurred in connection with service as a director.

In the first three quarters of 2003, each outside director received a fee of $1,000 per quarter and $500 per meeting for their services and was reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. In April 1995, the Company adopted the 1995 Non-Employee Director Plan pursuant to which the Company's non-employee Directors received automatic grants of options to purchase shares of Common Stock. See "Stock Option Plans-1995 Non-Employee Director Plan."

CODE OF ETHICS

In January 2004, we adopted a Code of Ethical Conduct. The full text of the Code of Ethical Conduct, which applies to all employees, officers and directors of the Company, including our Chief Executive Officer, Chief Financial Officer and Controller is available at the web site, "http://www.programmersparadise.com /company/overview.pasp. The Company intends to disclose any amendment to, or waiver from, a provision of the Code of Ethical Conduct that applies to our Chief Executive Officer, Chief Financial Officer or Controller on our investor relations web site.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) under the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's officers and Directors and holders of more than ten percent of the Company's outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon a review of such forms, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that during 2003 all required events of its officers, directors and 10% stockholders required to be so reported, have been timely filed.

EXECUTIVE COMPENSATION

The following table sets forth, for the last three completed fiscal years, a summary of the annual and long-term compensation for services in all capacities of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 and who were serving as such as of December 31, 2003 (the "Named Executive Officers").
Summary Compensation Table
				Long-Term
	Annual Compensation Awards (*)			Compensation
				Securities
				Underlying		All Other
Name and Position	Year	Salary ($)	Bonus ($)	Options (#)		Compensation (1)
William H. Willett, President and	2003	225,000	196,000	0		6,855
Chief Executive Officer	2002	225,000	0	200,000	(2)	5,757
	2001	225,000	0	0		7,403
Simon Nynens, Vice President	2003	140,000	97,500	0		5,280
And Chief Financial Officer	2002	140,000	31,475	100,000	(2)	4,826
	2001	181,732	0	45,000	(3)	3,556
Jeffrey Largiader, Vice President	2003	140,000	87,250	0		5,895
Marketing	2002	140,000	31,475	55,000	(2)	4,517
	2001	137,750	0	0		4,578
Vito Legrottaglie, Vice President Operations and Information Systems (4)	2003	118,750	50,000	20,000	(5)	4,046
Dan Jamieson, Vice President and General manager - Lifeboat	2003	83,000	67,000	0		4,308

*)

The cost of certain perquisites and other personal benefits are not included because they did not exceed, in the case of any named executive officer, the lesser of $50,000 or 10% of the total of the annual salary and bonus for such executive.

1)

Represents (i) matching contributions paid by the Company to such executive's account under the Company's 401(k) Savings Plan and (ii) premiums paid by the Company in respect of term life insurance for the benefit of such executive.

2)	Represents options to purchase Common Stock with an exercise price of $2.13 per share, vesting immediately.
3)

Represents options to purchase Common Stock with an exercise price of $5.81 per share, vesting in equal annual installments over a five-year period. Mr. Nynens surrendered these options for cancellation on February 28, 2002.

4)	The Company hired Mr. Legrottaglie in February 2003. Represents the portion of his salary of $130,000 paid in 2003 after such date.
5)	Represents options to purchase Common Stock with an exercise price of $2.01 per share, vesting immediately.

EMPLOYEE BENEFIT PLANS

The Company provides all employees, including executive officers, with group medical, dental and disability insurance on a non-discriminatory basis. Employees are required to contribute 20% of the premium costs of such policies. The Company has a 401(k) savings and investment plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for its domestic employees, which permits employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. The Company matches 50% of domestic employee contributions up to the first 6% of compensation. The Company's total contributions for 2003 were approximately $84,000.

The Company maintains a performance bonus plan for its senior executives which provides for a bonus of up to 50% of the executive's base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved and also provides for additional incentive bonuses based upon pre-established metrics (the "Performance Bonus Plan"). The Performance Bonus Plan also provides for an increase in the available bonus pool for performance in excess of a specified net income after tax performance target (the "over target bonus"). Subject to approval by its Board of Directors, the Company anticipates that a similar type bonus plan will continue in effect for 2004 and subsequent fiscal years and that bonuses under this plan in the 2004 fiscal year and thereafter will be based on the Company meeting or exceeding profitability targets established by the Compensation Committee.

STOCK OPTION PLANS

1986 Stock Option Plan. The Company's 1986 Stock Option Plan (the "1986 Option Plan") expired in accordance with its terms in March 1996. Pursuant to the 1986 Option Plan "incentive stock options" ("ISO" or "ISOs") to purchase shares of Common Stock were granted to officers and other key employees (some of whom are also Directors) of the Company. Additionally, Directors of the Company were granted non-qualified options pursuant to the 1986 Option Plan. Due to its expiration and termination, no additional options may be granted under the 1986 Option Plan. As a result of exercises in 2003, no options remain outstanding under the 1986 Option Plan.

1995 Stock Plan. The purpose of the Company's 1995 Stock Plan (the "1995 Stock Plan") is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and employees of the Company and any present or future subsidiary are provided with opportunities to purchase shares of Common Stock of the Company pursuant to options which may qualify as ISOs, or which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such persons may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights." The 1995 Stock Plan contains terms and conditions relating to ISOs necessary to comply with the provisions of Section 422 of the Code.

The 1995 Stock Plan currently authorizes the grant of Stock Rights to acquire up to 1,137,500 shares of Common Stock. A total of 348,400 shares of Common Stock are presently subject to outstanding Options under the 1995 Stock Plan at exercise prices ranging from $2.01 to $6.875 per share. Unless sooner terminated, the 1995 Stock Plan will terminate on April 21, 2005.

The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any present or future subsidiary, the ISO expires no more than five years from its date of grant.

1995 Non-Employee Director Plan. The purpose of the Company's 1995 Non-Employee Director Plan (the "1995 Director Plan") is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors ("Outside Directors"). The 1995 Director Plan authorizes the grant of options for up to 187,500 shares of Common Stock and provides for automatic grants of nonqualified stock options to Outside Directors. Under the 1995 Option Plan, each current Outside Director has received, and each Outside Director who first joins the Board after April 1995 will automatically receive at that time, options to purchase 18,750 shares of Common Stock. The 174,375 options granted to Outside Directors have exercise prices ranging from approximately $2.13 to $7.50. All options granted to Outside Directors have an exercise price equal to 100% of the fair market value on the date of grant. The 1995 Director Plan requires that options granted there under will expire on the date, which is ten years from the date of grant. Each option granted under the 1995 Director Plan becomes exercisable over a five-year period, and vests in an installment of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vests in equal quarterly installments of 5%.

TOTAL OPTIONS EXERCISED IN 2003 AND YEAR-END VALUES

This table gives information for options exercised by each of the Named Executive Officers in 2003 and the value (stock price less exercise price) of the remaining options held by those executive officers at year-end, using the closing price of $6.89 of the Company's common stock on December 31, 2003.

	Shares		Number of Securities Underlying Unexercised		Value of Unexercised In-The Money Options
	acquired		Options/SAR's at FY-End (#)		at Fiscal Year-End
	on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
William Willett	0	$0	218,750	50,000	$1,041,250	$225,000
Simon Nynens	50,000	$222,370	50,000	0	$238,000	$0
Jeffrey Largiader	2,500	$17,350	55,000	0	$261,800	$0
Vito Legrottaglie	0	$0	20,000	0	$97,600	$0
Dan Jamieson	0	$0	20,000	0	$95,200	$0

OPTION GRANTS IN 2003

This table shows all options to purchase the Company's common stock granted to each of our Named Executive Officers in 2003 and the potential value of such grants at stock price appreciation rates of 0%, 5% and 10%, compounded annually over the maximum ten-year term of the options. The 5% and 10%

rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company's stock price.

		Individual Grants			Potential Realizable Value at
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Price Per Share	Expiration	Assumed Annual Rate of Stock Price Appreciation for Option Term (4)
Name	Granted (1)	Fiscal Year	($/Sh) (2)	Date (3)	5% ($)	10% ($)
William Willett	0	0.0%	-	-	-	-
Simon Nynens	0	0.0%	-	-	-	-
Jeffrey Largiader	0	0.0%	-	-	-	-
Vito Legrottaglie	20,000	100%	2.01	3/16/2013	26,286	64,079
Dan Jamieson	0	0%	-	-	-	-

(1)	All stock options granted in 2003 to the executive officers named above were granted under the 1995 stock option plan and vest immediately.
(2)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.
(3)	The options granted have a term of ten years and one day, subject to earlier termination upon the occurrence of certain events related to termination of employment.
(4)

The potential realizable value is calculated based upon the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information, as of December 31, 2003, regarding securities authorized for issuance upon the exercise of stock options and stock units under all of the Company's equity compensation plans.
			(c) Number of Securities
		(b)	Remaining Available
		Weighted	for Future Issuance
	(a)	Average Exercise	Under Equity
	Number of Securities to	Price of	Compensation Plans
	be Issued Upon Exercise	Outstanding	(Excluding Securities
Plan Category	of Outstanding Options	Options	Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders (1)	558,375	3.10	659,468
Equity Compensation Plans Not Approved by Shareholders (2)	50,000	2.39	-

Total	608,375	3.04	659,468

1)	Consists of options available for grant under the 1995 Stock Plan and the 1995 Director Plan. See "Stock Option Plans" on pages 7 to 8 of this proxy statement.
2)

Included 50,000 Stock appreciation rights granted to Mr. Willett as part of his employment agreement. If there shall be a change in control, as defined in Mr. Willett's employment agreement, prior to the termination of the employment period, the Company will be required to pay to Mr. Willett a bonus equal to the amount, if any, by which the value per share received by shareholders exceeds the exercise price of the stock appreciation rights.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Each of the Named Executive Officers has entered into an agreement that includes a covenant not-to-compete and a confidentiality provision. The covenant not-to-compete prohibits the executive for a period of one year after termination from engaging in a competing business. Such covenant also prohibits the executive from directly or indirectly soliciting the Company's customers or employees.

The Company entered into an employment agreement with Mr. Willett in July 1998, which provides for a base salary of $225,000 per year. The agreement expires on January 15, 2005. On December 16, 2004, the employment agreement was amended to provide that the Company shall pay a performance bonus in the aggregate amount of $230,000, payable in installments of $46,000 on each of December 31, 2003, March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004 provided that Mr. Willett continues to be employed by the Company on such date.

The agreement includes the grant of certain stock options; an automobile allowance and participation in the Company's benefit plans. Mr. Willett has the right to terminate his employment at any time on not less than 90 days prior written notice. The Company has the right to terminate Mr. Willett's employment with or without "cause" (as defined in the employment agreement), without prior written notice.

In the event that Mr. Willett's employment is terminated without cause or by the rendering of a non-renewal notification, he is entitled to receive severance payments equal to twelve months salary and immediate vesting of all outstanding stock awards. Additionally, in the event that a change of control of the Company occurs (as described in the employment agreement), Mr. Willett's outstanding stock awards become immediately vested and he is entitled to the pro-rata performance bonus based upon stock price at the date of such change in control.

The Company has entered into letter agreements with Mr. Nynens and Mr. Legrottaglie. Mr. Nynens is entitled to severance payments for nine months at the then applicable annual base salary if the Company terminates his employment for any reason other than for cause. Mr. Legrottaglie is entitled to severance payments for six months at the then applicable annual base salary if the Company terminates his employment for any reason other than for cause.

CERTAIN TRANSACTIONS

The Company has adopted a policy whereby all transactions between the Company and its principal officers, Directors and affiliates must be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Edwin H. Morgens, F. Duffield Meyercord and Allan Weingarten served as members of the Compensation Committee during the last completed fiscal year. None of Messrs. Morgens, Meyercord and Weingarten (i) was, during the last completed fiscal year, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K which has not been already disclosed.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In evaluating the reasonableness of compensation paid to the Company's executive officers, the Compensation Committee takes into account, among other factors, how compensation compares to compensation paid by competing companies, individual contributions and the Company's performance. Base salary is determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at similar companies.

The Company also maintains the Performance Bonus Plan for its senior executives which provides for a bonus of up to 50% of the executive's base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved. The Performance Bonus Plan also provides for an increase in the available bonus pool for performance in excess of a specified net income after tax performance target. For a further discussion of the Performance Bonus Plan see the discussion under "Employee Benefit Plans."

It is the Company's policy that the compensation of executive officers also be based, in part, on the grant of stock options as an incentive to enhance the Company's performance. Stock options are granted based upon a review of such executive's responsibilities and relative position in the Company, such executive's overall job performance and such executive's existing stock option position. In 2003, 20,000 options at an exercise price of $2.01 were granted to Mr. Legrottaglie. No other options were granted in 2003.

The compensation of the Company's Chief Executive Officer in 2003 consisted of a base salary, an automobile allowance, and a performance bonus. The total compensation package was established considering base salaries of peer Chief Executive Officers with similar executive responsibilities. On December 16, 2004, the employment agreement of Mr. Willett was amended to provide that the Company shall pay Mr. Willett a performance bonus in the aggregate amount of $230,000, payable in installments of $46,000 on each of December 31, 2003, March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004 provided that Mr. Willett continues to be employed by the Company on such date.

The Compensation Committee
Edwin H. Morgens
F. Duffield Meyercord
Allan Weingarten

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P Midcap 400 Index and the S&P 400 Computer and Electronics Retail Index for the period commencing December 31, 1998 and ending December 31, 2004 where $100 was invested on December 31, 1998.

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	Dec98	Dec99	Dec00	Dec01	Dec02	Dec03
PROGRAMMERS PARADISE INC	100	60.40	20.30	21.39	15.60	60.59
S&P MIDCAP 400 INDEX	100	114.72	134.81	133.99	114.54	155.34
S&P 500 COMPUTER & ELECTRONICS RETAIL	100	185.38	106.08	170.66	87.83	170.54

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three independent directors. Its duties and responsibilities are set forth in a written charter (the "Audit Committee Charter"). The Audit Committee Charter was attached as Exhibit A to the Company's Proxy Statement for the 2002 Annual Meeting of Shareholders, filed with the SEC on April 30, 2002. The Audit Committee believes that it is in full compliance with all regulatory requirements that are currently applicable to it.

In the course of fulfilling its responsibilities during fiscal year 2003, the Audit Committee has:
o	reviewed and discussed with management the audited financial statements for the year ended December 31, 2003;
o

discussed with representatives of Amper, Politziner & Mattia P.A. (the "Independent Auditor") the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

o	received the written disclosures and the letter from the Independent Auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended;
o	discussed with the Independent Auditor its independence from the Company and management; and
o	considered whether the provision by the Independent Auditor of non-audit services is compatible with maintaining the Independent Auditor's independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board of Directors in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee recommended that the Board of Directors appoint Amper, Politziner & Mattia P.A. The Board of Directors agreed with this recommendation and, accordingly, appointed Amper, Politziner & Mattia as Programmer's Paradise, Inc.'s independent auditors for 2004.
Respectfully submitted,
F. Duffield Meyercord
Allan Weingarten
Edwin H. Morgens

INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

The Audit Committee annually considers and recommends to the Board of Directors the selection of the Company's independent auditors. As recommended by the Audit Committee, the Board of Directors on April 16, 2002 decided to no longer engage Ernst & Young LLP as the Company's independent auditors and engaged Amper, Politziner & Mattia P.A. to serve as the Company's independent auditors for 2002.

Ernst & Young LLP's reports on the Company's consolidated financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young LLP's report on the Company's consolidated financial statements for 2001 does not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years 2000 and 2001 and through April 16, 2002, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K. During fiscal 2000 and 2001 and through March 8, 2002, the Company did not consult Amper, Politziner & Mattia P.A. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Programmer's Paradise, Inc.'s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Our principal independent auditing firm during the year ended December 31, 2003 was Amper, Politziner & Mattia P.A., independent certified public accountants. Amper, Politziner & Mattia P.A. has audited our financial statements since 2002.  One or more representatives of Amper, Politziner & Mattia P.A. are expected to be present at the meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

Fees and independence

Audit Fees. Amper, Politziner & Mattia P.A. billed us an aggregate of $70,500 and $67,000 for professional services rendered for the audit of our financial statements for the years ended December 31, 2003 and 2002 and its reviews of our financial statements included in our quarterly reports on form 10-Q for the years ended December 31, 2003 and 2002, respectively.

Audit-Related Fees. Amper, Politziner & Mattia P.A. billed us an aggregate of $18,500 and $12,500 for assurance and services related to the Company's defined contribution plan and accounting consultations for the years ended December 31, 2003 and 2002, respectively.

Tax Fees. The aggregate fees billed for professional services rendered by Amper, Politziner & Mattia P.A. during fiscal 2003 and 2002 for tax compliance, tax advice and tax planning were $10,000 and $10,000 respectively.

All Other Fees. During the years ended December 31, 2003 and 2002, Amper, Politziner & Mattia P.A. did not provide or bill for other services not included above.

The Audit Committee has determined that the provision of services by Amper, Politziner & Mattia P.A. described in the preceding paragraphs is compatible with maintaining Amper, Politziner & Mattia's independence. All permissible non-audit services provided by Amper, Politziner & Mattia P.A. in 2002 and 2003 were pre-approved by the Audit Committee.

GENERAL

The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons designated therein as proxy appointees. The Company will bear the cost of preparing, printing, assembling and mailing all proxy material which may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Company's Common Stock held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, telecopy or telegraph. The Company does not expect to pay its officers or employees any compensation for the solicitation of proxies. The Annual Report on Form 10-K to Stockholders for the fiscal year ended December 31, 2003 has been forwarded to all stockholders. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies. The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests for copies of such report should be directed to Simon F. Nynens, Chief Financial Officer, Programmer's Paradise, Inc, 1157 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY'S 2005 ANNUAL MEETING PROXY STATEMENT AND PROXY CARD

Any Stockholder proposal to be considered by us for inclusion in the Company's 2005 proxy statement and form of proxy card for next year's Annual Meeting of Stockholders, expected to be held in June 2005, must be received by the Company's Secretary at the Company's principal executive offices located at 1157 Shrewsbury Avenue, Shrewsbury, NJ 07702, no later than December 31, 2004 (120 days prior to the first anniversary of the date of this proxy statement). The Securities and Exchange Commission rules set forth standards as to what stockholders proposals are required to be included in a proxy statement.

OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE COMPANY'S 2005 ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year's proxy statement (as described above) but is instead sought to be presented directly at the 2005 annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (a) receives notice of the proposal more than 45 days prior to the anniversary of the mailing date of this proxy statement and the Company advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) do not receive notice of the proposal at least 45 days prior to the anniversary of the mailing date of this proxy statement. Notices of intention to present proposals at the 2005 annual meeting should be addressed to the Company's Secretary at the Company's principal executive offices located at 1157 Shrewsbury Avenue, Shrewsbury, NJ 07702.

By Order of the Board of Directors,

William H. Willett, Chairman
and Chief Executive Officer

April 29, 2004

PROXY CARD

PROGRAMMER'S PARADISE, INC.
1157 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM H. WILLETT and SIMON F. NYNENS with the power to appoint their substitutes, and hereby authorizes them to represent and to vote on behalf of the undersigned all the shares of common stock par value $.01 per share (the "Common Stock"), of Programmer's Paradise, Inc., held of record by the undersigned on April 26, 2004, at the Annual Meeting of Stockholders to be held at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York, on June 10, 2004 at 10:00 AM, local or any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of and proxy statement for the Meeting (receipt whereof is hereby acknowledged).
1.	ELECTION OF DIRECTORS
FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for nominees listed below [ ]
(except as marked to the contrary below)
(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below)

WILLIAM H. WILLETT, F. DUFFIELD MEYERCORD, EDWIN H. MORGENS, ALLAN WEINGARTEN, JAMES W. SIGHT AND MARK T. BOYER
2.	In their discretion the Proxies are authorized to vote upon such other business as may properly be brought before the Meeting.
(continued, and to be executed, on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

I will [   ] will not [   ] attend this Meeting.
Dated: _______________________, 2004

SIGNATURE

SIGNATURE IF HELD JOINTLY.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS